UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant   ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CORCEPT THERAPEUTICS INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Corcept Therapeutics Incorporated

149 Commonwealth Drive

Menlo Park, California 94025

Supplement to Proxy Statement for the Annual Meeting of Stockholders

To Be Held on May 19, 2023

This proxy statement supplement, dated May 8, 2023 (the “Supplement”), supplements the definitive proxy statement on Schedule 14A of Corcept Therapeutics Incorporated (the “Company”), dated April 14, 2023 (the “Proxy Statement”), for the Company’s Annual Meeting of Stockholders to be held on May 19, 2023 (the “Annual Meeting”). Capitalized terms used in this Supplement and not otherwise defined herein have the meanings given to them in the Proxy Statement.

This Supplement Should Be Read in Conjunction with the Proxy Statement.

Except as Specifically Supplemented by the Information Contained Herein,

This Supplement does not Modify any Other Information Set Forth in the Proxy Statement.

Updated Shares Outstanding and Quorum

The following disclosure has been updated to reflect the correct number of outstanding shares of the Company’s common stock as of April 6, 2023 (the “Record Date”).

As of the Record Date, there were 102,207,236 shares of our common stock outstanding. A majority of the outstanding shares of our common stock entitled to vote at the 2023 Annual Meeting must be present in person or by proxy, in order for there to be a quorum at the meeting. If a quorum is not present at the meeting, the chairman of the meeting may adjourn the meeting to another place, date or time. Shares are considered “present” if voted by the holder of those shares or by proxy during the 2023 Annual Meeting. Stockholders of record who are present at the meeting in person or by proxy, and who withhold votes or abstain from voting and broker non-votes will be included in the number of shares present at the meeting for purposes of determining whether a quorum is present.

Updated Security Ownership of Certain Beneficial Owners and Management

The following disclosure regarding ownership of the Company’s common stock as of the Record Date has been updated to reflect the correct number of outstanding shares of the Company’s common stock and percentage of shares beneficially owned by certain parties.

The following table sets forth information regarding ownership of our common stock as of April 6, 2023 (or earlier with respect to information regarding former employees or that is based on filings with the SEC) by (a) each person known to us to own more than 5 percent of the outstanding shares of our common stock, (b) our directors, (c) our Chief Executive Officer and each other named executive officer named in the compensation tables appearing later in this proxy statement and (d) all directors and executive officers as a group. The information in this table is based solely on statements in filings with the SEC or other information we believe to be reliable. Percentage of ownership is based on 102,207,236 shares of common stock outstanding as of April 6, 2023. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to the shares. Shares of common stock subject to outstanding options and warrants exercisable within 60 days of April 6, 2023 are deemed outstanding for computing the percentage of ownership of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned (# of shares) (2)	Percentage of Shares Beneficially Owned (%)
5 percent Stockholders
BlackRock, Inc. (3)	16,347,383	16.0%
Vanguard Group Inc. (4)	10,345,030	10.1%
Renaissance Technologies (5)	7,288,871	7.1%
Ingalls & Snyder, LLC and affiliated entities (6)	7,090,370	6.9%
Directors and Named Executive Officers
Joseph K. Belanoff, M.D. (7)	6,227,750	5.9%
G. Leonard Baker, Jr. (8)	5,490,196	5.4%
James N. Wilson (9)	2,980,093	2.9%
Sean Maduck (10)	1,759,074	1.7%
David L. Mahoney (11)	1,479,275	1.4%
Charles Robb (12)	1,456,873	1.4%
Hazel Hunt, Ph.D. (13)	1,420,644	1.4%
Atabak Mokari (14)	274,939	*
Kimberly Park (15)	125,000	*
Daniel N. Swisher, Jr. (16)	120,911	*
Gregg Alton (17)	117,500	*
Gillian M. Cannon, Ph.D. (18)	77,500	*
Joshua M. Murray (19)	48,750	*
All directors and executive officers as a group (15 persons) (20)	22,213,935	19.7%

*	Less than 1 percent of our outstanding common stock.

(1)	Unless otherwise indicated, the address of each of the named individuals is c/o Corcept Therapeutics, 149 Commonwealth Drive, Menlo Park, California 94025.

(2)

Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power, or of which a person has the right to acquire ownership within 60 days after April 6, 2023. Except as otherwise noted, each person or entity has sole voting and investment power with respect to the shares shown.

(3)

Information regarding the holdings of Blackrock, Inc., or Blackrock, is based on information obtained from Amendment No. 1 to Schedule 13G filed by Blackrock with respect to its holdings as of December 31, 2022. The address for BlackRock is 55 East 52nd Street, New York, NY 10055.

(4)

Information regarding the holdings of Vanguard Group Inc., or Vanguard, is based on information obtained from Amendment No. 7 to Schedule 13G filed by Vanguard with respect to its holdings as of December 31, 2022. The address for Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(5)

Information regarding the holdings of Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation, or Renaissance Technologies, is based on information obtained from Amendment No. 3 to Schedule 13G filed by Renaissance Technologies with respect to its holdings as of December 31, 2022. The address for Renaissance Technologies is 800 Third Avenue, New York, New York 10022.

(6)

Consists of shares held by Ingalls & Snyder LLC, or Ingalls, for the benefit of Ingalls & Snyder Value Partners, L.P., or ISVP, or other investment advisory clients. Information regarding the holdings of Ingalls and ISVP is based on information obtained from Amendment No. 14 to Schedule 13G filed by Ingalls with respect to its holdings as of December 31, 2022. ISVP is an investment partnership managed under an investment advisory contract by Ingalls, a registered broker dealer and a registered investment advisor. Ingalls holds investment authority but not voting authority over shares held by its investment advisory clients. Mr. Thomas O. Boucher, Jr., a Managing Director of Ingalls, and Mr. Robert L. Gipson and Adam Janovic, Senior Directors of Ingalls, are the general partners of ISVP and share investment and voting power over the shares held by ISVP. Each of these individuals disclaims beneficial ownership of all such shares, except to the extent of his individual pecuniary interest therein. The address for Ingalls is 1325 Avenue of the Americas, New York, NY 10019.

(7)

Includes (a) 2,831,918 shares held by the Joseph K. Belanoff and Katherine A. Blenko Revocable Living Trust and (b) 3,395,832 shares that may be acquired by Dr. Belanoff within 60 days of April 6, 2023 pursuant to options.

(8)

Includes (a) 955,262 shares held in The Baker Revocable Trust of which Mr. Baker is a trustee, (b) 1,046,631 shares held by a Roth IRA for the benefit of Mr. Baker, (c) 3,308,303 shares held by Saunders Holdings, L.P. of which Mr. Baker is a trustee of a trust which is the general partner and (d) 180,000 shares that may be acquired by Mr. Baker within 60 days of April 6, 2023 pursuant to options.

(9)

Includes (a) 1,319,026 shares held by the James N. Wilson and Pamela D. Wilson Trust, (b) 901,067 shares held by James and Pamela Wilson Family Partners and (c) 760,000 shares that may be acquired by Mr. Wilson within 60 days of April 6, 2023 pursuant to options. Mr. Wilson has voting power over the shares held by the James N. Wilson and Pamela D. Wilson Trust and James and Pamela Wilson Family Partners pursuant to voting agreements.

(10)	Includes (a) 79,382 shares held in Mr. Maduck’s name and (b) 1,679,692 shares that may be acquired by Mr. Maduck within 60 days of April 6, 2023 pursuant to options.

(11)

Includes (a) 1,209,275 shares held by the David L. Mahoney and Winnifred C. Ellis 1998 Family Trust and (b) 270,000 shares that may be acquired by Mr. Mahoney within 60 days of April 6, 2023 pursuant to options.

(12)	Includes (a) 18,408 shares held in Mr. Robb’s name, (b) 22,008 shares held as custodian for his children under the California Uniform Transfers to Minors Act over which Mr. Robb has voting control and (c) 1,416,457 shares that may be acquired by Mr. Robb within 60 days of April 6, 2023 pursuant to options.
(13)	Includes (a) 73,146 shares held in Dr. Hunt’s name and (b) 1,347,498 shares that may be acquired by Dr. Hunt within 60 days of April 6, 2023 pursuant to options.
(14)	Includes (a) 4,106 shares held in Mr. Mokari’s name and (b) 270,833 shares that may be acquired by Mr. Mokari within 60 days of April 6, 2023 pursuant to options.
(15)	Includes 125,000 shares that may be acquired by Ms. Park within 60 days of April 6, 2023 pursuant to options.
(16)	Includes 120,911 shares that may be acquired by Mr. Swisher within 60 days of April 6, 2023 pursuant to options.
(17)	Includes 117,500 shares that may be acquired by Mr. Alton within 60 days of April 6, 2023 pursuant to options.
(18)	Includes 77,500 shares that may be acquired by Dr. Cannon within 60 days of April 6, 2023 pursuant to options.
(19)	Includes 48,750 shares that may be acquired by Mr. Murray within 60 days of April 6, 2023 pursuant to options.
(20)	Total number of shares includes common stock held by directors, executive officers and entities affiliated with directors and executive officers. See footnotes 7 through 19 above.

Voting Matters

Please note that any proxy card that you requested or that we elected to deliver has not changed and may still be used to vote your shares in connection with the Annual Meeting. If you have already submitted your vote, you do not need to take any further action. Information on how to vote your shares and how to change your vote or revoke your proxy is contained in the Proxy Statement. The Company urges stockholders to vote their shares prior to the Annual Meeting by using one of the methods described in the Proxy Statement.

By Order of the Board of Directors,

/s/ Charles Robb
Charles Robb
Chief Business Officer and Secretary

Menlo Park, California

May 8, 2023